THE STRONG INCOME TRUST
                      AMENDED AND RESTATED TRUST INSTRUMENT

     This Trust Instrument is made as of September 26, 2002 and is amended and restated on November 8, 2002 by the Trustee(s) to establish a statutory trust for the investment and reinvestment of funds contributed to the Trust by investors. The Trustee(s) declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is The Strong Income Trust.

                                    ARTICLE I
                                   DEFINITIONS

          1.1 DEFINITIONS. Unless otherwise provided or required by the context:

               (a) "By-Laws" means the By-Laws of the Trust adopted by the Trustee(s), as amended from time to time;

               (b) "Class" means the class of Shares of a Series established pursuant to
          Article IV;

               (c)   "Commission,"    "Interested    Person,"   and   "Principal
          Underwriter" have the meanings provided in the Investment Company Act of 1940, as amended ("1940 Act");

               (d) "Covered Person" means a person so defined in Section 9.2;

               (e) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code entitled "Delaware Business Trust Act," as amended from time to time;

               (f) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act;

               (g) "Net Asset Value" means the net asset value of each Series of the Trust;

               (h) "Outstanding Shares" means Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares that have been repurchased or redeemed by the Trust;

               (i)  "Series"  means a series of Shares  established  pursuant to
          Article IV;

               (j) "Shareholder" means a record owner of Outstanding Shares;

               (k) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole and fractional Shares);

               (l) "Trust" means The Strong Income Trust established by this Trust Instrument and reference to the Trust, when applicable to one or more Series, refers to that Series;

               (m) "Trustee(s)" means the persons who have signed this Trust Instrument, so long as they continue in office in accordance with the terms of this Trust Instrument, and all other persons who may from time to time serve as Trustee(s) in accordance with Article II; and

               (n) "Trust Property" means any and all property, real or personal, tangible or intangible, owned or held by or for the Trust or any Series or the Trustee(s) on behalf of the Trust or any Series.

                                   ARTICLE II
                                   TRUSTEE(S)

     2.1 MANAGEMENT OF THE TRUST. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Trust managed under the direction of, the Trustee(s). The number of Trustee(s) of the Trust shall be at least one but no more than six, and as established from time to time by resolution of the Trustee(s).

     2.2 INITIAL TRUSTEE. The initial Trustee shall be the person signing this Trust Instrument. Prior to such time as any Shares have been publicly offered, the initial Trustee may by resolution appoint additional Trustees.

     2.3 CHAIRMAN. The Trustee(s) may appoint one Trustee as Chairman of the Board of Trustee(s). The Chairman shall perform the duties the Trustee(s) designate from time to time.

     2.4 OWNERSHIP OF TRUST PROPERTY. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets held in any capacity other than as Trustee hereunder by the Trustee(s) or any successor Trustee(s). All of the Trust Property shall at all times be vested in the Trustee(s) on behalf of the Trust, except that the Trustee(s) may cause legal title to any Trust Property to be held by or in the name of the Trust or in the name of any person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series represented by Shares.

     2.5 EFFECT OF TRUSTEE(S) NOT SERVING. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustee(s), or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

     2.6 TRUSTEE(S) AND OTHERS AS SHAREHOLDERS. Subject to any restrictions in the By-Laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder. The Trustee(s) may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested.

                                   ARTICLE III
                            POWERS OF THE TRUSTEE(S)

     3.1 POWERS. The Trustee(s) shall act as principals, free of the control of the Shareholders. The Trustee(s) shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustee(s) shall not be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustee(s) may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the By-Laws, operating documents or resolutions of the Trust, the Trustee(s) shall have power and authority, without limitation:

          (a) to invest and reinvest cash and other property and to hold cash or other property uninvested, without being bound or limited by any current or future law or custom concerning investments by Trustee(s), and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the Trust Property; to invest in obligations and securities of any kind and without regard to whether they may mature before the possible termination of the Trust; and to invest all or any part of its cash and other property in securities issued by a registered investment company or series thereof, subject to the provisions of the 1940 Act;

          (b) to operate as and carry on the business of a registered investment company and exercise all the powers necessary and proper to conduct such a business;

          (c) to adopt By-Laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

          (d) to elect and remove such officers and appoint and terminate such agents as they deem appropriate;

          (e) to employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-Laws, one or more banks, trust companies or companies that are members of a national securities exchange or other entities permitted by the Commission to serve as such;

          (f) to retain one or more transfer agents and Shareholder servicing agents;

          (g) to provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan;

          (h) to set record dates in the manner provided for herein or in the By-Laws;

          (i) to delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian or underwriter;

          (j) to sell or exchange any or all of the assets of the Trust, subject to this Trust Instrument;

          (k) to vote, give assent or exercise any rights of ownership with respect to other securities or property and to execute powers of attorney delegating such power to other persons;

          (l) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (m) to hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust's or Trustee(s)' own name or in the name of a custodian or a nominee or nominees, subject to safeguards
     according  to  the  usual  practice  of  statutory   trusts  or  investment
     companies;

          (n) to establish separate and distinct Series with separately defined investment objectives and policies and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

          (o) to the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Section 4.4;

          (p) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern and to pay calls or subscriptions with respect to any security held in the Trust;

          (q) to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

          (r)  to  make   distributions  of  income  and  of  capital  gains  to
     Shareholders in the manner hereinafter provided for;

          (s) to borrow money;

          (t) to establish a minimum total investment for Shareholders and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

          (u) to establish committees for such purposes, with such membership and with such responsibilities as the Trustee(s) may consider proper, including a committee consisting of fewer than all of the Trustee(s) then in office which may act for and bind the Trustee(s) and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any pending or threatened legal action, suit or proceeding;

          (v) to issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares, to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued; and

          (w) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers and to take every other action incidental to the foregoing business or purposes, objects or powers.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustee(s). Any action by one or more of the Trustee(s) in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. No one dealing with the Trustee(s) shall be under any obligation to make any inquiry concerning the authority of the Trustee(s) or to see to the application of any payments made or property transferred to the Trustee(s) or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustee(s).

     3.2 CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustee(s) may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                   ARTICLE IV
                             SERIES; CLASSES; SHARES

     4.1 ESTABLISHMENT OF SERIES OR CLASS. The Trust shall consist of one or more Series. The Trustee(s) hereby establish the Strong Florida Municipal Money Market Fund comprised of Investor Class shares. Each additional Series shall be established by the adoption of a resolution by the Trustee(s). The Trustee(s) may designate the relative rights and preferences of the Shares of each Series. The Trustee(s) may divide the Shares of any Series into Classes. In such case each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustee(s) and a Series or Class may have exclusive voting rights with respect to matters affecting only that Series or Class. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares but need not issue Shares. Each Share of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series, provided that, if Classes of a Series are outstanding, each holder of Shares of a Class shall be entitled to receive his or her pro rata share of all distributions made with respect to such Class of the Series. Upon redemption of his or her Shares, such Shareholder shall be paid solely out of the assets and property of such Series. The Trustee(s) may change the name of the Trust, or any Series or Class without shareholder approval.

     4.2 SHARES. The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series or Classes established by the Trustee(s). The number of Shares of the Trust and of each Series and Class is unlimited and each Share shall have a par value of $0.00001 per Share. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustee(s) shall have full power and authority, in their sole discretion and without obtaining Shareholder approval:
(i) to issue original or additional Shares and fractional Shares at such times and on such terms and conditions as they deem appropriate; (ii) to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustee(s) may determine (but the Trustee(s) may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares); (iii) to divide or combine the Shares of any Series or Classes into a greater or lesser number;
(iv) to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; (v) to abolish any one or more Series or Classes of Shares; (vi) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and (vii) to take such other action with respect to the Shares as the Trustee(s) may deem desirable.

     4.3 INVESTMENT IN THE TRUST. The Trustee(s) shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustee(s)' discretion and subject to applicable law, such investments may be in the form of cash or securities in which that Series is authorized to invest. Investments in a Series shall be credited to each Shareholder's account in the form of full and fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted in good form as may be determined by the Trustee(s); provided, however, that the Trustee(s) may, in their sole discretion impose a sales charge upon investments in any Series or Class or determine the Net Asset Value per Share of the initial capital contribution. The Trustee(s) shall have the right to refuse to accept investments in any Series at any time without any cause or reason.

     4.4 ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series. The assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustee(s) between and among one or more Series as the Trustee(s) deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust and shall be held by the Trustee(s) in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustee(s) between or among any one or more of the Series or Classes in such manner as the Trustee(s) deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

     Without limiting the foregoing, but subject to the right of the Trustee(s) to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustee(s)' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

     4.5 OWNERSHIP AND TRANSFER OF SHARES. The Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustee(s) shall not be required to, but may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustee(s) may make rules governing the transfer of Shares, whether or not represented by certificates.

     4.6 STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustee(s) shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series may contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

                                    ARTICLE V
    REDEMPTIONS NECESSARY FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY

     If the Trustee(s) shall determine that direct or indirect ownership of Shares of any Series has or may become concentrated in any person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code, then the Trustee(s) shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (b) refuse to transfer or issue Shares to any person whose acquisition of Shares in question would, in the Trustee(s)' judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in the By-Laws. Shareholders shall upon demand disclose to the Trustee(s) in writing such information concerning direct and indirect ownership of Shares as the Trustee(s) deem necessary to comply with the requirements of any taxing authority.

                                   ARTICLE VI
                          SHAREHOLDERS' VOTING POWERS

     To the extent provided in this Trust Instrument, the By-Laws, and applicable law, the Shareholders shall have power to vote only with respect to
(a) the election of Trustee(s); (b) the removal of Trustee(s); (c) any investment advisory or management contract; (d) any termination of the Trust;
(e) the amendment of this Trust Instrument; and (f) such additional matters relating to the Trust as may be required or authorized by applicable law, this Trust Instrument, or the By-Laws or any registration of the Trust with the Commission or any State, or as the Trustee(s) may consider desirable.

                                   ARTICLE VII
                        CONTRACTS WITH SERVICE PROVIDERS

     7.1 INVESTMENT ADVISER. Subject to any required Shareholder vote, the Trustee(s) may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustee(s). Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustee(s) or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustee(s) may authorize the investment adviser to employ one or more sub-advisers or servicing agents.

     7.2 PRINCIPAL UNDERWRITER. The Trustee(s) may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustee(s). The Trustee(s) may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

     7.3 TRANSFER AGENCY, SHAREHOLDER SERVICES, AND ADMINISTRATION AGREEMENTS. The Trustee(s), on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, Shareholder service agreements, and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustee(s).

     7.4 CUSTODIAN. The Trustee(s) shall at all times place and maintain the securities and similar investments of the Trust and of each Series with a custodian meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustee(s), on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustee(s), providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers, and
(d) to employ one or more sub-custodians.

     7.5 PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustee(s) may enter into any contract referred to in this Article with any entity, although one or more of the Trustee(s) or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Trust Instrument or the By-Laws.

     Any contract shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and regulations thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal. No amendment to a contract shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act, and the rules and regulations thereunder, if applicable.

                                  ARTICLE VIII
                        EXPENSES OF THE TRUST AND SERIES

     8.1 EXPENSES. Subject to Section 4.4, the Trust or a particular Series shall pay, or shall reimburse the Trustee(s) from the Trust estate or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and reports for Shareholders and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor (unless otherwise agreed to by another party); costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustee(s); compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings;
Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustee(s) shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

                                   ARTICLE IX
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     9.1 LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim; and neither the Trustee(s) nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustee(s) and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     9.2 INDEMNIFICATION.

          (a) Subject to the exceptions and limitations contained in subsections
     (b) and (c) below:

               (i) every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof;

               (ii) as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

          (b) No  indemnification  shall  be  provided  hereunder  to a  Covered
     Person:

               (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

               (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; (A) by the court or other body approving the settlement; (B) by the vote of at least a majority of those Trustee(s) who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

          (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

          (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustee(s) who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

          (e) Any repeal or modification of this Article IX by the Shareholders of the Trust, or adoption or modification of any other provision of the Trust Instrument or By-Laws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

          (f) The Trust may enter into a written indemnification agreement with the Trustees consistent with this Trust Instrument and any applicable law.

     9.3 INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 TRUST NOT A PARTNERSHIP. This Trust Instrument creates a trust and not a partnership. No Trustee shall have any power to bind personally either the Trust's officers or any Shareholder.

     10.2 TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustee(s) of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustee(s) shall not be liable for errors of judgment or mistakes of fact or law. The Trustee(s) may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of
Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustee(s) shall not be required to give any bond as such, nor any surety if a bond is obtained.

     10.3 RECORD DATES.  The  Trustee(s) may fix in advance a date up to seventy
(70) days before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares. Record dates for adjourned meetings of Shareholders shall be set according to the Trust's By-Laws.

     10.4 TERMINATION OF THE TRUST.

          (a) This Trust shall have perpetual existence. Subject to a Majority Shareholder Vote of the Trust or of each Series to be affected, the Trustee(s) may:

               (i) sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series or to another entity which is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity, or series thereof; or

               (ii) at any time sell and convert into money all or substantially all of the assets of the Trust or any affected Series.

Upon making reasonable provision for the payment of all known liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustee(s) shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class.

          (b) The Trustee(s) may take any of the actions specified in subsection
     (a) (i) and (ii) above without obtaining a Majority Shareholder Vote of the Trust or any Series if a majority of the Trustee(s) determines that the continuation of the Trust or Series is not in the best interests of the Trust, such Series, or their respective Shareholders as a result of factors or events adversely affecting the ability of the Trust or such Series to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust or a Series to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series.

          (c) Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust or affected Series shall terminate and the Trustee(s) and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustee(s) shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

     10.5 REORGANIZATION. Notwithstanding anything else herein, to change the Trust's form of organization the Trustee(s) may, with approval by a majority of Trustees and without Shareholder approval, (a) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or another open-end management investment company under the 1940 Act, or a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act, or (b) cause the Trust to incorporate under any state law. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustee(s) and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustee(s) in accordance with this Section 10.5 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

     10.6 TRUST INSTRUMENT. The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     10.7 APPLICABLE LAW. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustee(s) or this Trust Instrument
(a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for Trustee(s), officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to Trustee(s), officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of Trustee(s), which are inconsistent with the limitations or liabilities or authorities and powers of the Trustee(s) set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     10.8 AMENDMENTS. The Trustee(s) may, without any Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) which would affect the voting rights of Shareholders granted in this Trust Instrument (b) to this Section 10.8, (c) required to be approved by Shareholders by law or by the Trust's registration statement(s) filed with the Commission, and (d) submitted to them by the Trustee(s) in their discretion. Any amendment submitted to Shareholders which the Trustee(s) determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series and no vote shall be required of Shareholders of a Series not affected. Notwithstanding anything else herein, any amendment to Article IX which would have the effect of reducing the indemnification and other rights provided thereby to Trustee(s), officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.

     10.9 FISCAL YEAR. The fiscal year of the Trust shall end on October 31. The Trustee(s) may change the fiscal year of the Trust without Shareholder approval.

     10.10 SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustee(s) determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.